EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
LaserCard Corporation:

We consent to incorporation by reference in the Registration Statement on Form S-3 (No. 333-112172) and the Registration Statements on Form S-8 (Nos. 333-113690, 333-89473, 333-23091, 333-39493, 333-54018, 333-54026, 333-71548, 333-122840, 333-122841, 333-132558, and 333-132559) of LaserCard Corporation and subsidiaries (formerly Drexler Technology Corporation and subsidiaries) of our report dated June 9, 2004, except for note 2.(8.), which is as of June 14, 2006, relating to the consolidated statements of operations, stockholders' equity and other comprehensive income (loss), and cash flows of LaserCard Corporation and subsidiaries for the year ended March 31, 2004, and our report on financial statement schedule dated June 14, 2006, which reports appear in this Annual Report on Form 10-K.

/s/ KPMG LLP
Mountain View, California
June 14, 2006

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